Exhibit 5.1

Law Offices

Silver, Freedman, Taff & Tiernan LLP

A Limited Liability Partnership Including Professional Corporations

3299 K STREET, N.W., SUITE 100

WASHINGTON, D.C. 20007

(202) 295-4500

WWW.SFTTLAW.COM

March 7, 2023

Banc of California, Inc.

3 MacArthur Place

Santa Ana, California 92707

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to Banc of California, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company: (i) debt securities (the “Debt Securities”); (ii) preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) depositary shares representing a fraction of a share of a particular class or series of Preferred Stock (the “Depositary Shares”); (iv) common stock, par value $0.01 per share (the “Common Stock”); (v) contracts to purchase or sell Debt Securities, Common Stock, Preferred Stock, Depositary Shares or other securities (the “Purchase Contracts”); (vi) units, to be comprised of two or more of the Securities, as defined below (the “Units”); (vii) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or other securities or property (the “Warrants”); and (viii) rights entitling the holders thereof to purchase shares of Common Stock or other securities (the “Rights”). The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, the Purchase Contracts, the Units, the Warrants and the Rights are collectively referred to as the “Securities.”

In our capacity as the Company’s special Maryland counsel in connection with such registration, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion letter, including, but not limited to: (i) the Registration Statement; (ii) the charter and bylaws of the Company, each as in effect on the date hereof; (iii) records of proceedings and actions of the Company’s Board of Directors (the “Board”) and committees of the Board; and (iv) such other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

In connection with this opinion letter, we have also assumed that: (i) the Registration Statement, and any post-effective amendments thereto, will have become effective; (ii) a prospectus supplement for the applicable offering will have been prepared and filed with the Commission; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) at the time of any offering or sale by the Company of any shares of Common Stock and/or Preferred Stock, the Company will have such number of shares of Common Stock and/or Preferred Stock as are to be so offered and sold, authorized and available for issuance; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) Securities issuable upon exercise, conversion or exchange of any other Securities being offered or otherwise pursuant to the terms of such other Securities will have been duly authorized and, if appropriate, reserved for issuance upon such exercise, conversion or exchange or otherwise pursuant to the terms of such other Securities.

Banc of California, Inc.

March 7, 2023

Our opinions set forth below are limited to the matters expressly set forth in this opinion letter. No opinion is to be implied or may be inferred beyond the matters expressly so stated. The opinions expressed herein are limited solely to matters involving the application of the General Corporation Law of the State of Maryland (the “MGCL”), and we express no opinion with respect to the laws of any other jurisdiction. The opinions expressed herein concern only the effect of the MGCL as currently in effect and are rendered as of the date hereof. We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion letter should such law be changed by legislative action, judicial decision, or otherwise after the date of this opinion letter, or if we become aware of any facts that might change the opinions expressed herein after the date of this opinion letter.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.       With respect to any shares of Preferred Stock to be issued, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such Preferred Stock (the “Preferred Stock Resolutions”); (b) the Preferred Stock Resolutions have been included as part of articles supplementary to the Company’s charter duly filed with the State Department of Assessments and Taxation of Maryland; (c) the terms of the Preferred Stock and of their issuance and sale have been established so as to not violate any applicable law or the Company’s charter or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (d) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company’s bylaws and Maryland law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon exercise, conversion or exchange of any other Security or otherwise pursuant to the terms of such other Security, in each case in accordance with the terms of such other Security or the instrument governing such other Security as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable. The Preferred Stock covered in the opinion in this paragraph includes any Preferred Stock that may be represented by the Depositary Shares or that may be issued (i) as part of the Units or (ii) upon exercise, conversion or exchange of any other Securities or otherwise pursuant to the terms of any other Securities.

2.       With respect to any shares of Common Stock to be issued, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; (b) the terms of the issuance and sale of the Common Stock have been established so as to not violate any applicable law or the Company’s charter or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company’s bylaws and Maryland law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon exercise, conversion or exchange of any other Security or otherwise pursuant to the terms of such other Security, in each case in accordance with the terms of such other Security or the instrument governing such other Security as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable. The Common Stock covered by the opinion in this paragraph includes any Common Stock that may be issued (i) as part of the Units or (ii) upon exercise, conversion or exchange of any other Securities or otherwise pursuant to the terms of any other Securities.

Banc of California, Inc.

March 7, 2023

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ SILVER, FREEDMAN, TAFF & TIERNAN LLP